UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2020

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2020, Pattern Energy Group Inc. (the “Company”) entered into a second supplemental indenture (the “Second Supplemental Indenture”), by and among the Company, Pattern US Finance Company LLC, as guarantor (the “Guarantor”), Pattern Energy Operations LP (“Pattern Operations”), as co-obligor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), supplementing the indenture, dated as of January 25, 2017 (as amended or supplemented prior to the date hereof, the “Indenture”) among the Company, the Guarantor and the Trustee governing the 5.875% Senior Notes due 2024 (the “Notes”).

The Second Supplemental Indenture was entered into in connection with the Company’s previously announced solicitation of consents from the holders of the Notes to amend the Indenture (the “Consent Solicitation”), which commenced on April 6, 2020. On April 10, 2020, the Company announced that it had received the consents of the holders of at least a majority in aggregate principal amount of the outstanding Notes as of 5:00 p.m., New York City Time, on April 10, 2020 (the “Expiration Date”). The Second Supplemental Indenture amends the Indenture to, among other things, (i) modify the reporting covenant with respect to the Notes to permit Pattern Operations to provide financial statements and other information to holders of the Notes in lieu of the existing reporting obligations contained in the Indenture and (ii) enact certain other technical amendments. In addition, the Second Supplemental Indenture amends the Indenture, for the benefit of the holders, to (1) revise the definition of “Change of Control” so that a change of control with respect to Pattern Operations will trigger the obligations of the Company under the Indenture, (2) revise the liens covenant to provide that Pattern Operations will be subject to such covenant and (3) revise the Events of Default provision so that certain clauses also apply to Pattern Operations.

The Second Supplemental Indenture became operative on April 14, 2020, upon the Company’s payment of the consent fee of $2.50 in cash per $1,000 in principal amount of the Notes to holders of the Notes who delivered valid consents prior to the Expiration Date, pursuant to the terms of the Consent Solicitation.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, filed hereto as Exhibit 4.1 and incorporated by reference in its entirety.

Item 8.01 Other Events.

On April 10, 2020, the Company issued a press release announcing the final results of the Consent Solicitation. As publicly announced in the press release, the Company will provide reports to holders of the Notes through a virtual data site. To receive access, holders of the Notes, prospective investors and securities analysts should contact Ross Marshall at (416) 526-1563 or ross.marshall@loderockadvisors.com.

A copy of the Press Release is filed hereto as Exhibit 99.1 and incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of April 10, 2020, among Pattern Energy Group Inc., Pattern US Finance Company LLC, Pattern Energy Operations LP and Deutsche Bank Trust Company Americas
99.1	Press Release issued by Pattern Energy Group Inc. on April 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2020

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President